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                                                                       CONTACTS:
                                                                  John Greenagel
                                                            AMD Public Relations

                                                                 (408) 749-3310
                                                  E-mail: john.greenagel@amd.com
                                                          ----------------------

                                                                    Toni Beckham
                                                          AMD Investor Relations
                                                                  (408) 749-3127
                             E-Mail: investorrelations-ca.communications@amd.com



                                                                    Exhibit 99.1



                     AMD IMPROVES OUTLOOK FOR FOURTH QUARTER

              -- AMD Athlon(TM) XP Processor Drives Sales Growth --

     SUNNYVALE, CA -- December 6, 2001 -- AMD said today that it currently expects higher sales in the current quarter ending December 30, 2001 than previously indicated. Demand for the AMD Athlon(TM) XP processor, which was introduced on October 9, and is the world's highest-performance PC processor, has been robust. As a result, PC processor revenues, in the aggregate, are expected to exceed the previous record set in the first quarter of the year on record units. The stronger than expected PC processor sales, even in the face of flash memory sales now expected to be no better than flat, are expected to drive overall fourth quarter sequential revenue growth into the 10 percent or better range when compared to third quarter sales of $765,870,000.

     AMD expects that its cost containment and reduction programs, coupled with revenue growth, will reduce the operating loss in the current quarter from the level of the third quarter. AMD continues to expect that it will return to profitability in the second quarter of 2002, when the full benefits of its cost control programs are realized.

                                     -more-

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Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Risks include the possibility that global business and economic conditions will worsen, and that consumer confidence will continue to decline, resulting in lower than expected sales in the current quarter and in 2002; that Intel Corporation pricing, marketing programs, product bundling, new product introductions or other activities targeting the company's processor business will prevent attainment of the company's current PC processor sales plans; that demand for personal computers and, in turn, demand for the company's PC processors will be lower than currently expected; that demand for the company's flash memory products will be lower than currently expected; that the company will not continue to be successful in ramping production of the company's highest-performance AMD Athlon(TM) processors in Fab 30 in Dresden, Germany; and that the company will not be able to grow revenues and reduce cost in the current quarter and in 2002 consistent with its current forecast. We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the report on Form 10-K for the year ended December 31, 2000, and the report on Form 10-Q for the quarter ended September 30, 2001.

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD, a Fortune 500 and Standard & Poor's 500 company, produces microprocessors, flash memory devices, and support circuitry for communications and networking applications.

     Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $4.6 billion in 2000. (NYSE: AMD).

                                     -more-

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AMD on the Web

     For more AMD news and product information, please visit our virtual pressroom at www.amd.com/news/virtualpress/index.html. Additional press releases
             ----------------------------------------
are available at www.amd.com/news/news.html.
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Advanced Micro Devices, Inc. Other product names used in this publication are for identification purposes only and may be trademarks of their respective companies.